UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2013

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

26 Pearl Street, Norwalk, CT  06850-1647

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 853-4321

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into Material Definitive Agreement.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2013, the Company entered into Amendment No. 23 to the Credit Agreement with People’s United Bank, dated as of March 31, 2013.  The Credit Agreement, as amended, provides for a reduction of the revolving loan commitment from $700,000 to (i) $624,000 through May 9, 2013, (ii) $599,999 from May 10, 2013 through June 9, 2013, and (iii) $574,000 as of June 10, 2013.  The Credit Agreement, as amended, also provides for an extension of the maturity of the Credit Agreement through June 30, 2013.  As of April 29, 2013, the Company has drawn the full balance of $624,000 against the revolving loan facility.  The Amendment also provided for the revision of the minimum tangible worth covenant contained in the Credit Agreement.  A copy of the Amendment is filed herewith.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

4.01

Amendment No. 23 to Amended and Restated Commercial Loan and Security Agreement between Trans-Lux Corporation, the guarantors party thereto and People’s United Bank, dated as of March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

by:  /s/ Todd Dupee

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Todd Dupee

Vice President and Chief Financial Officer

Dated:  May 2, 2013